EXHIBIT 10.7

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT AND INSURANCE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR BELLA TERRA, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in that certain Purchase and Sale Agreement dated March 19, 2015, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between GPP Countryside LLC, a Delaware limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Aurora, Colorado, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the rights and obligations of Assignor under and in the Purchase Agreement.

Assignor hereby sells, assigns, conveys and transfers to Assignee all of Assignor's rights and obligations under and in that certain Insurance Proceeds Assignment and Agreement dated May 21, 2015 (the “Insurance Assignment”), between Greystar Real Estate Partner, LLC, a Delaware limited liability company (“Greystar”), Assignor, Seller, Lexington Insurance Company, Starr Indemnity Insurance Company, General Security Indemnity Insurance Company of Arizona, Chubb Custom Insurance Company, Certain Underwriters at Lloyds, London, and Ironshore Specialty Insurance Company, a copy attached hereto as Exhibit B, and Assignor hereby accepts and assumes, all of Assignor's rights and obligations under and in the Insurance Assignment.

All of the provisions, covenants and agreements contained in this Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this June 11, 2015.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Rodney F. Emery
Rodney F. Emery, President

ASSIGNEE:

STAR BELLA TERRA, LLC,
a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC,
a Delaware limited liability
company, its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating, Treasurer

Exhibit A

DESCRIPTION OF THE LAND

Lot 1,
Block 1,
Chambers Apartments Subdivision, Filing No. 1,
County of Arapahoe,
State of Colorado

Exhibit B

INSURANCE PROCEEDS ASSIGNMENT AND AGREEMENT

(See attached)

INSURANCE PROCEEDS ASSIGNMENT AND AGREEMENT
(BELLA TERRA AT CITY CENTER)
THIS INSURANCE PROCEEDS ASSIGNMENT AND AGREEMENT (this “Agreement”) made as of the day of May 21, 2015, between Greystar Real Estate Partners, LLC, a Delaware limited liability company (“Greystar”), having an office at 750 Bering Drive, Suite 300, Houston, Texas, 77057, GPP Countryside LLC, a Delaware limited liability company (“Seller,” and referred to collectively with Greystar in the singular as “Assignor”), having an office at c/o Granite Peak Partners, Inc., 133 W. De La Guerra Street, Santa Barbara, California 91301, Steadfast Asset Holdings, Inc., a California corporation (“Assignee”), having an office at c/o Steadfast Companies, 18100 Von Karman, Suite 500, Irvine, California 92612, and the following insurers: Lexington Insurance Company, CV Starr, Certain Underwriters at Lloyds London, Ironshore Specialty Insurance Company, and Chubb Custom Insurance Company (collectively “Insurers”).
WITNESSETH:
WHEREAS, Seller is the owner of certain real property commonly known as “Bella Terra at City Center”, located at 15400 Evans Avenue, Aurora, Colorado, together with all buildings, structures and other improvements thereon (collectively, the “Property”);
WHEREAS, Seller has engaged Greystar as the property manager of the Property in accordance with the terms and conditions of a property management agreement between Seller and Greystar, pursuant to which Greystar is required to maintain all insurance for the Property;
WHEREAS, Seller and Assignee have entered into a Purchase and Sale Agreement dated March 19, 2015 (as the same may be amended, restated, modified, supplemented or assigned from time to time, the “Property Sale Agreement”), pursuant to which Seller shall convey the Property to Assignee pursuant to a special warranty deed (“Deed”) to be recorded in Official Records of Arapahoe County (“Official Records”) in accordance with the terms and conditions set forth in the Property Sale Agreement;
WHEREAS, on or about September 29, 2014, wind and hail damaged certain buildings, structures, and other improvements located on the Property (the “Insured Event”);
WHEREAS, on or about October 9, 2014, Greystar submitted an insurance claim to the Insurers with respect to the Insured Event (the “Claim”) under the various insurance policies issued by the Insurers (the “Policies”), a schedule of which is attached hereto as Exhibit A;
WHEREAS, Greystar and the Insurers have agreed that the maximum replacement cost value of the damage at the Property is $$896,475.51 (the “Maximum RCV”);

WHEREAS, prior to the Effective Date, Insurers jointly paid to Greystar their respective shares of $650,049.51, representing the actual cash value of the building damage at the Property, net of a $11,652.33 deductible (the “Net ACV Payment”);
WHEREAS, the net ACV Payment shall be paid or credited by Greystar to Assignee at the closing under the terms of the Property Sale Agreement;
WHEREAS, the difference between the Maximum RCV and the Net ACV Payment is $234,773.77 (the “Depreciation Holdback”); and
WHEREAS, the most the Insurers would owe in excess of the Net ACV Payment, if all repairs to the Property are complete, is the sum of $234,773.77 (the “Maximum Depreciation Holdback”);
NOW, THEREFORE, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Effective Date. Notwithstanding the date of this Agreement, this Agreement and the rights and obligations set forth herein shall become effective on the date the Deed is recorded in the Official Records (“Effective Date”).

2.Assignment. Assignor hereby sells, assigns, conveys and transfers to Assignee, and Assignor hereby accepts and assumes, all of Assignor’s right, title, and interest in, solely the Maximum Depreciation Holdback and for no other amount greater than $234,773.77.

3.Payment of Proceeds.    Assignor, Insurers and Assignee hereby acknowledge and agree that any Depreciation Holdback payable under the Policy in connection with the Claim shall be paid directly and solely to Assignee, or to such other party as directed by Assignee in writing including, without limitation, Assignee’s lender (“Designee”). In the event the Depreciation Holdback payable in connection with the Claim are paid to Assignor or otherwise require the signature or other authorization of Assignor, Assignor hereby covenants to promptly execute or endorse a draft check or other instrument required to pay such Proceeds to Assignee or otherwise permit Assignee and/or Designee to collect any such Proceeds.

4.Payment. After completion of the scope of repairs at the Property encompassed by the Maximum RCV, Assignee will submit to Insurers a completed Proof of Loss in the form attached hereto as Exhibit B, as well as the following proof of completion of the repair work and payment for the repair work, which will consist of a copy of (a) the progress payment and final payment applications of the general contractor engaged by Assignee to perform those repairs; (b) the Assignee’s payments upon those progress payment and final payment applications submitted by that general contractor; and (c) the certificate of completion executed by Assignee and issued to that general contractor confirming the completion of that scope of repairs at the Property.  Within thirty (30) days after Insurers’

receipt of such proof of loss from Assignee, the Insurers shall issue payment to Assignee, or to Designee if so directed by Assignee, the lesser of the actual cost of the repair work or the Maximum Depreciation Holdback. In no event will the Insurers owe any more than $234,773.77. Insurers agree that so long as the scope of repairs at the Property encompassed by the Maximum RCV are completed on or before the date that is one (1) year from the date Assignee acquires title to the Property, Insurers waive and are estopped from asserting Section 12(b)(7) of the Policy.

5.Insurers’ Consent. Notwithstanding anything contained in the Policy, Insurers expressly (i) consent to and acknowledge the Assignment, and (ii) agree to continue coverage on Assignee’s behalf under the Policy. Insurers expressly agree that they will not raise the Assignment Agreement as a defense to payment of the Depreciation Holdback.

6.Mutual Representations and Warranties. As of the date hereof and as of the Effective Date, each party to this Agreement hereby represents and warrants to one another for itself only the following:

a)	Each party hereto is duly organized, validly existing and in good standing under the laws of the state of its formation.

b)
Each party hereto has the full power and authority, and is duly and legally authorized, to execute, deliver and perform this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

c)	This Agreement has been duly executed and delivered by a duly authorized representative of each party hereto, and this Agreement is the legal, valid and binding obligation of each such party.

d)	No consents or permissions are required to be obtained by any party to this Agreement for the execution and performance of this Agreement.

e)
The execution, delivery and performance of this Agreement will not violate any provision of, result in a breach of any of the terms or provisions of, or constitute a default under, any existing law or regulation binding on any party to this Agreement, or order, judgment or decree of any court, arbitrator or governmental authority binding on such party, or other agreement or document to which any party to this Agreement is a party or by which it is bound.

f)	To each party’s knowledge, the recitals set forth above are true and correct and are fully incorporated into this Agreement.

7.Assignor Representations and Warranties. As of the date hereof and as of the Effective Date, Assignor hereby represents and warrants to Assignee the following:

a)
Other than the Policy, there are no other insurance policies naming either Seller or Greystar as an insured that provide coverage for wind and/or hail damage to the Property. Insurers are the only carriers obligated to pay any proceeds related to the Insured Event.

b)	No Rental Value (as defined in Section 7(d) of the Policy) loss resulted from the Insured Event.

c)	Assignor agrees to cooperate with Assignee’s efforts to obtain payment of the Maximum Depreciation Holdback, but at no cost or expense to Assignor.

The foregoing representations and warranties of Assignor in this Paragraph 7 are expressly limited to Assignor’s actual knowledge. As used herein, the actual knowledge of Assignor is limited solely to matters within the actual knowledge (with no duty of due diligence, inquiry or investigation) of Bruce Savett. Assignee acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Assignor’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Assignee. Assignee covenants that it will bring no action of any kind against such individual related to or arising out of these representations and warranties.
8.Property Sale Agreement. This Agreement is being entered into pursuant to and in satisfaction of Section 2.2.5 of the Property Sale Agreement.

9.Assigns. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

10.Survival. The obligations of Assignor and Assignee under this Agreement shall survive the closing under the Property Sale Agreement.

11.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. A signature scanned and sent by facsimile and/or electronic mail shall be binding as an original signature.

12.Consideration. Greystar acknowledges and agrees that it has derived direct and substantial benefit from the sale of the Property, and that such benefit constitutes sufficient consideration for Greystar’s execution and delivery of this Agreement.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any dispute arising under this Agreement or the documents referred to herein will be adjudicated exclusively in the courts of the State of Colorado with venue in the jurisdiction.

[Signature pages immediately follow.]

IN WITNESS WHEREOF, Assignor, Assignee, and Insurers have caused this Agreement to be duly executed on the day and year first above written:
ASSIGNOR:

GREYSTAR REAL ESTATE PARTNERS,
LLC, a Delaware limited liability
company By:

By:	/s/ C. Brandon Rich
Name:	C. Brandon Rich
Title:	Managing Director

GPP COUNTRYSIDE LLC,
a Delaware limited liability company

By:	/s/ Bruce Savett
Name:	Bruce Savett
Title:	Authorized Signature

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

ASSIGNEE:

STEADFAST ASSET HOLDINGS, INC. , a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

INSURERS:

LEXINGTON INSURANCE COMPANY

By:	/s/ David Snell
Name:	David Snell
Title:	Complex Director

STARR INDEMNITY INSURANCE COMPANY

By:	/s/ Ruthann Gustino
Name:	Ruthann Gustino
Title:	Claims Adjuster

GENERAL SECURITY INDEMNITY INSURANCE COMPANY OF ARIZONA

By:	/s/ Ruthann Gustino
Name:	Ruthann Gustino
Title:	Claims Adjuster

CHUBB CUSTOM INSURANCE COMPANY

By:	/s/ Ruthann Gustino
Name:	Ruthann Gustino
Title:	Claims Adjuster

CERTAIN UNDERWRITERS AT LLOYDS, LONDON

By:	/s/ Adam Smith
Name:	Adam Smith
Title:	Claims Adjuster

[signatures continue on next page.]

[Signature page to Assignment of Insurance Claims and Proceeds]

IRONSHORE SPECIALTY INSURANCE COMPANY

By:	/s/ Alan M. Platteis
Name:	Alan M. Platteis
Title:	Sr. Examiner - Property Claims

[Signature page to Assignment of Insurance Claims and Proceeds]

EXHIBIT A
SCHEDULE OF INSURANCE POLICIES

[Intentionally Omitted]

EXHIBIT B
FORM OF PROOF OF LOSS

[Intentionally Omitted]